  Exhibit 99.1

This Statement on Form 4 is filed by the following reporting persons (the “Reporting Persons”): (i) Fortress Credit Opportunities Fund (A) LP (“FCOF (A)”), (ii) Fortress Credit Opportunities Fund II (A) LP (“FCOF II (A)”), (iii) Fortress Credit Opportunities Fund II (E) LP (“FCOF II (E)”), (iv) FCO MA II UB Securities LLC (“FCO MA II UB”), (v) FCO MA II LP (“FCO MA II”), (vi) FCO MA LSS LP (“FCO MA LSS”), (vii) Fortress Credit Opportunities Fund (B) LP (“FCOF (B)”), (viii) Fortress Credit Opportunities Fund (C) L.P. (“FCOF (C)”), (ix) Fortress Credit Opportunities Fund II (B) LP (“FCOF II (B)”), (x) Fortress Credit Opportunities Fund II (C) L.P. (“FCOF II (C)”), (xi) Fortress Credit Opportunities Fund II (D) L.P. (“FCOF II (D)”), (xii) FTS SIP L.P. (“FTS SIP”), (xiii) FCO Fund GP LLC (“FCO Fund GP”), (xiv) FCO Fund II GP LLC (“FCO Fund II GP”), (xv) FCO MA GP LLC (“FCO MA GP”), (xvi) FCO MA II GP LLC (“FCO MA II GP”), (xvii) FCO MA LSS GP LLC (“FCO MA LSS GP”), (xviii) Fortress Credit Opportunities Advisors LLC (“FCO Advisors”), (xix) Fortress Credit Opportunities MA Advisors LLC (“FCO MA Advisors”), (xx) Fortress Credit Opportunities MA II Advisors LLC (“FCO MA II Advisors”), (xxi) FCO MA LSS Advisors LLC (“FCO MA LSS Advisors”), (xxii) FCOF UB Investments LLC (“FCOF UB”), (xxiii) FCOF II UB Investments LLC (“FCOF II UB”), (xxiv) Fortress Investment Fund V (Fund A) L.P. (“FIF V (A)”), (xxv) Fortress Investment Fund V (Fund D) L.P. (“FIF V (D)”), (xxvi) Fortress Investment Fund V (Fund E) L.P. (“FIF V (E)”), (xxvii) Fortress Investment Fund V (Fund B) L.P. (“FIF V (B)”), (xxviii) Fortress Investment Fund V (Fund C) L.P. (“FIF V (C)”), (xxix) Fortress Investment Fund V (Fund F) L.P. (“FIF V (F)”), (xxx) Fortress Investment Fund V (Fund G) L.P. (“FIF V (G)”), (xxxi) Fortress Fund V GP L.P. (“FF V GP”), (xxxii) Fortress Fund V GP (BCF) L.P. (“FF V GP (BCF)”), (xxxiii) FIG LLC, (xxxiv) Hybrid GP Holdings LLC (“Hybrid GP Holdings”), (xxxv) Fortress Fund V GP Holdings Ltd. (“FF V GP Holdings”), (xxxvi) Fortress Fund V GP (BCF) Holdings Ltd. (“FF V GP (BCF) Holdings”), (xxxvii) Principal Holdings I LP (“Principal Holdings I”), (xxxviii) FIG Asset Co. LLC (“FIG Asset Co.”), (xxxix) Fortress Operating Entity I LP (“FOE I”), (xl) FIG Corp. and (xli) Fortress Investment Group LLC.

Name of Designated Filer: Fortress Investment Group LLC

Date of Event Requiring Statement:  May 24, 2013

Issuer Name and Ticker or Trading Symbol: Walker & Dunlop, Inc.  [WD]

Each of FCOF (C), FCOF II (C), FCOF II (D), FIF V (A), FIF V (B), FIF V (C), FIF V (D), FIF V (E), FIF V (F), FIF V (G), FF V GP, FF V GP (BCF), FF V GP Holdings and FF V GP (BCF) Holdings is a Cayman Islands entity.  FTS SIP is a Jersey entity.  Each of the other Reporting Persons is a Delaware entity.

Each of the Reporting Persons is in the business of investing and/or investment management.

Each of FCOF (A), FCOF (B) and FCOF (C) has a principal business and principal office address of c/o FCO Fund GP, LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  Each of FCOF II (A), FCOF (II (B), FCOF II (C), FCOF II (D) and FCOF II (E) has a principal business and principal office address of c/o FCO Fund II GP, LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  FTS SIP has a principal business and principal office address of c/o FCO MA GP LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  FCO MA II has a principal business and principal office address of c/o FCO MA II GP LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  FCO MA LSS has a principal business and principal office address of c/o FCO MA LSS GP LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.

Each of FIF V (A), FIF V (D), FIF V (E), FF V GP and FF V GP Holdings has a principal business and principal office address of c/o Fortress Operating Entity I LP, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.  Each of FIF V (B), FIF V (C), FIF V(F), FIF V (G), FFV GP (BCF) and FF V GP (BCF) Holdings has a principal business and principal office address of c/o Principal Holdings I LP, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.

Each of the other Reporting Persons has a principal business and principal office address of c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York, 10105.

As previously reported by the Reporting Persons on Form 3 filed September 14, 2012, on September 4, 2012, certain of the Reporting Persons and their affiliates acquired beneficial ownership of 11,647,255 shares of common stock, par value $0.01 per share, of Walker & Dunlop, Inc. (the “Common Stock”), in connection with the transactions contemplated by the Purchase Agreement, dated June 7, 2012 (the “Purchase Agreement”), by and among Walker & Dunlop, Inc. (the “Issuer”), Walker & Dunlop, LLC (“W&D LLC”), CW Financial Services LLC (“CW Financial”) and CWCapital LLC.

In connection with the transactions contemplated by the Purchase Agreement, Issuer, W&D LLC, Column Guaranteed LLC (“Column”) and CW Financial entered into the Voting Agreement dated as of June 7, 2012 (the “Column Voting Agreement”).  The Column Voting Agreement provides that to the extent Column owns, directly or indirectly, at least 10% of the then outstanding Common Stock of the Issuer, at the annual meeting of shareholders of the Issuer for the 2013 and 2014 calendar years, or at any special meeting of shareholders of the Issuer held prior to the Issuer’s 2014 annual meeting of shareholders at which directors of the Issuer are to be elected, or at any taking of action by written consent of shareholders of Issuer prior to the Issuer’s 2014 annual meeting of shareholders with respect to which directors of the Issuer are to be elected, Column has the right (but not the obligation) to designate one nominee for election to the Board of Directors of the Issuer (such nominee, the “Column Nominee”). At each such election of directors of the Issuer, CW Financial and its affiliates agreed to vote its shares of Common Stock then held by CW Financial and its affiliates in favor of electing the Column Nominee to the Board of Directors of the Company, and Column agreed to vote all of the shares of Common Stock then held by Column in favor of electing the nominees of CW Financial or its affiliates to the Board of Directors of the Issuer.

Pursuant to the Column Voting Agreement, the Reporting Persons may be deemed to have beneficial ownership of 3,322,427 shares of Common Stock held by Column (the “Column Shares”), based on the Schedule 14A filed by the Issuer on April 26, 2013.

On April 8, 2013, FCO MA II transferred 776,483 shares of Common Stock to its affiliate, FCO MA II UB.

On May 24, 2013, the following sales of Common Stock were effected:

Reporting Person:		Shares Sold:
Fortress Investment Fund V (Fund A) L.P.		251,774
Fortress Investment Fund V (Fund B) L.P.		81,508
Fortress Investment Fund V (Fund C) L.P.		87,230
Fortress Investment Fund V (Fund D) L.P.		103,728
Fortress Investment Fund V (Fund E) L.P.		4,636
Fortress Investment Fund V (Fund F) L.P.		8,464
Fortress Investment Fund V (Fund G) L.P.		13,021
FCOF UB Investments LLC		220,144
FCOF II UB Investments LLC		146,763
FTS SIP LP		91,727
FCO MA II UB		73,381
FCO MA LSS LP		18,345

	Total	1,100,721

As a result of the sales, the Reporting Persons set forth below directly own shares of Common Stock set forth below:

Reporting Person:		Shares Held:
Fortress Investment Fund V (Fund A) L.P.		2,412,362
Fortress Investment Fund V (Fund B) L.P.		780,969
Fortress Investment Fund V (Fund C) L.P.		835,793
Fortress Investment Fund V (Fund D) L.P.		993,867
Fortress Investment Fund V (Fund E) L.P.		44,424
Fortress Investment Fund V (Fund F) L.P.		81,096
Fortress Investment Fund V (Fund G) L.P.		124,756
FCOF UB Investments LLC		2,109,307
FCOF II UB Investments LLC		1,406,204
FTS SIP LP		878,878
FCO MA II UB		703,102
FCO MA LSS LP		175,776

	Total	10,546,534

Other than the foregoing, none of the Reporting Persons directly owns any shares of the Common Stock.  For the reasons set forth below, the other Reporting Persons may be deemed to beneficially own 13,868,961 shares of Common Stock (the “Shares”), consisting of the Column Shares subject to the Column Voting Agreement and the 10,546,534 shares of Common Stock described above.

FCOF (A), FCOF (B), FCOF (C) may be deemed to own the Shares, as the holders of the membership interests of FCOF UB, and have the ability to direct the management and affairs of FCOF UB as members.

FCOF II (A), FCOF II (B), FCOF II (C), FCOF II (D) and FCOF II (E) may be deemed to own the Shares, as the holders of the membership interests of FCOF II UB, and have the ability to direct the management and affairs of FCOF II UB as members.

FCO Fund GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCOF (A), FCOF (B) and FCOF (C).  FCO Fund II GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCOF II (A), FCOF II (B), FCOF II (C), FCOF II (C), FCOF II (D) and FCOF II (E). FCO MA GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FTS SIP.  FCO MA II may be deemed to beneficially own the Shares, by virtue of being the sole member of, and has the ability to direct the management and affairs of, FCO MA II UB.  FCO MA II GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCO MA II.  FCO MA LSS GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FCO MA LSS.

FCO Advisors may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of  FCOF (A), FCOF (B), FCOF (C), FCOF II (A), FCOF II (B), FCOF II (C), FCOF II (D) and FCOF II (E), pursuant to management agreements.  FCO MA Advisors may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of  FTS SIP, pursuant to a management agreement.  FCO MA II Advisors may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of  FCO MA II, pursuant to a management agreement. FCO MA LSS Advisors LLC may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of  FCO MA LSS, pursuant to a management agreement.

FF V GP may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FIF V (A), FIF V (D) and FIF V (E).  FF V GP (BCF) may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FIF V (B), FIF V (C), FIF V (F) and FIF V (G).

Hybrid GP Holdings may be deemed to beneficially own the Shares, as the holder of all the membership interests, and has the ability to direct the management and affairs of as the sole member of, FCO Fund GP, FCO Fund II GP, FCO MA GP, FCO MA II GP and FCO MA LSS GP.

FF V GP Holdings may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FF V GP.  FF V GP (BCF) Holdings may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FF V GP (BCF).

Principal Holdings I may be deemed to beneficially own the Shares, as the holder of all the membership interests of, and has the ability to direct the management and affairs as member of, FF V GP (BCF) Holdings.  FIG Asset Co. may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, Principal Holdings I.

FIG LLC may be deemed to beneficially own the Shares, by virtue of its capacity as investment advisor of  FIF V (A), FIF V (B), FIF V (C), FIF V (D), FIF V (E), FIF V (F) and FIF V (G), pursuant to management agreements, and in its capacity as owner of FCO Advisors, FCO MA Advisors, FCO MA II Advisors and FCO MA LSS Advisors.

FOE I may be deemed to beneficially own the Shares, by virtue of being the managing member of, and has the ability to direct the management and affairs of, Hybrid GP Holdings and owns all the membership interests of, and has the ability to direct the management and affairs as the sole member of, FIG LLC and FF V GP Holdings. FIG Corp. may be deemed to beneficially own the Shares, by virtue of being the general partner of, and has the ability to direct the management and affairs of, FOE I.  Fortress Investment Group LLC may be deemed to beneficially own the Shares, as owner of, and has the ability to direct the management and affairs of the owner of, all the shares of FIG Corp. and all membership interests of FIG Asset Co. LLC.

Dated:  May 28, 2013

Fortress Credit Opportunities Fund (A) LP

By:	FCO Fund GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (A) LP

By:	FCO Fund II GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (E) LP

By:	By: FCO Fund II GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA II UB Securities LLC

By:	By: FCO Fund II GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA II LP

By:	By: FCO MA II GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA LSS LP

By:	FCO MA LSS GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund (B) LP

By:	FCO Fund GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund (C) L.P.

By:	By: FCO Fund GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (B) LP

By:	By: FCO Fund II GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (C) L.P.

By:	By: FCO MA II GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Fund II (D) LP

By:	By: FCO Fund II GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FTS SIP L.P.

By:	FCO MA GP LLC, its general partner

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO Fund GP LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO Fund II GP LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA GP LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA II GP LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA LSS GP LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities Advisors LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities MA Advisors LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Credit Opportunities MA II Advisors LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCO MA LSS Advisors LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCOF UB Investments LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

FCOF II UB Investments LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Investment Fund V (Fund A) L.P.

By its General Partner Fortress Fund V GP L.P.

By its Geneeral Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Investment Fund V (Fund D) L.P.

By its General Partner Fortress Fund V GP L.P.

By its General Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund E) L.P.

By its General Partner Fortress Fund V GP L.P.

By its Geneeral Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund B) L.P.

By its General Partner Fortress Fund V GP (BCF) L.P.

By its Geneeral Partner Fortress Fund V GP (BCF) L.P.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Fund V (Fund C) L.P.

By its General Partner Fortress Fund V GP (BCF) L.P.

By its Geneeral Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Investment Fund V (Fund F) L.P.

By its General Partner Fortress Fund V GP (BCF) L.P.

By its General Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Investment Fund V (Fund G) L.P.

By its General Partner Fortress Fund V GP (BDF) L.P.

By its Geneeral Partner Fortress Fund V GP (BDF) Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Fund V GP L.P.

By its General Partner Fortress Fund V GP Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Fund V GP (BDF) L.P.

By its General Partner Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

FIG LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Hybrid GP Holdings LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Authorized Signatory

Fortress Fund V GP Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Fund V GP (BCF) Holdings Ltd.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Principal Holdings I L.P.

By its General Partner FIG Asset Co. LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

FIG Asset Co. LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Operating Entity I LP

By its General Partner FIG Corp.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

FIG Corp.

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

Fortress Investment Group LLC

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	General Counsel & Secretary